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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 25, 2001 relating to the financial statements and financial statement schedules of Digital Impact, Inc., which appear in Digital Impact's Annual Report on Form 10-K for the year ended March 31, 2001.


/s/ PricewaterhouseCoopers LLP

San Jose, California
August 13, 2001